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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Carbon Black, Inc. of our report dated March 16, 2018, except for the effects of the reverse stock split discussed in Note 20 to the consolidated financial statements, as to which the date is April 23, 2018, relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 2, 2018

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM